UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):

May 15, 2013

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35895	46-0821335
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Changes in Registrant’s Certifying Accountant

(a),(b) As previously disclosed, on April 30, 2013, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 5, 2013, by and between SuperMedia Inc. (“SuperMedia”), Dex One Corporation (“Dex One”), Newdex, Inc. (“Newdex”), and Spruce Acquisition Sub, Inc. (“Spruce”), (i) Dex One merged with and into Newdex (the “Dex Merger”), with Newdex surviving and changing its name to Dex Media, Inc. (the “Company”), and (ii) SuperMedia merged with and into Spruce (together with the Dex Merger, the “Merger”), with SuperMedia surviving as a wholly owned subsidiary of the Company.

Following the completion of the Merger, the Audit and Finance Committee of the Board of Directors (the “Audit Committee”) of the Company conducted a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2013. As a result of this process, on May 15, 2013, the Audit Committee engaged Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and dismissed KPMG LLP (“KPMG”) from that role.  KPMG had previously served as the independent registered public accounting firm for Dex One Corporation, the predecessor to the Company.

KPMG’s reports on Dex One’s consolidated financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG’s report on the consolidated financial statements of Dex One as of and for the years ended December 31, 2012 and 2011, contained a separate paragraph stating that “the accompanying consolidated financial statements have been prepared assuming that Dex One Corporation and subsidiaries will continue as a going concern. As discussed in note 1 to the consolidated financial statements, Dex One Corporation and subsidiaries voluntarily filed for Chapter 11 Bankruptcy on March 18, 2013, has a highly leveraged capital structure and has experienced decline in operating results and cash flows that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements and financial statement schedules do not include any adjustments that might result from the outcome of this uncertainty”. The audit reports of KPMG on the effectiveness of Dex One’s internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through May 15, 2013, there were (i) no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company or Dex One and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, and (ii) no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2012 and December 31, 2011, and the subsequent interim period through May 15, 2013, none of the Company, Dex One, or anyone acting on their behalf consulted with Ernst & Young with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s or Dex One’s financial statements, and neither a written report nor oral advice was provided to the Company or Dex One that Ernst & Young concluded was an important factor considered by the Company or Dex One in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Report”) and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this Report. A copy of such letter dated May 21, 2013 is attached as Exhibit 16.1 hereto and is incorporated into this Report by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of KPMG LLP dated May 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President,
General Counsel and Secretary

Date: May 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of KPMG LLP dated May 21, 2013.